EXHIBIT 10.65

                              EMPLOYMENT AGREEMENT

This Employment agreement (Agreement) is made and effective this 14th Day of September 1999 by and between National Boston Medical, Inc. (Company) and Michael Steinberg (Employee).

NOW, THEREFORE, the parties hereto agree as follows:

1.       Employment

The Company hereby agrees to employ the Employee for a term beginning on the date of this Agreement and ending September 14, 2000 as its Inventor Relations Specialist or at a higher responsible position with the Company and the Employee hereby accepts such employment in accordance with the terms of this Agreement.

Not withstanding the aforesaid, if this Agreement shall not have been terminated in accordance with the provisions herein on or before September 14, 2000, the remaining term of the Agreement shall be extended such that each and every moment of time thereafter, the remaining term shall be one year unless (a) the Agreement is terminated earlier in accordance with the provisions herein or (b) on or after September 14, 2000, the Board of Directors or the Executive Committee of the Company notifies the Employee in writing of its determination to have the date of this Agreement expire one year from the date of such notification.

In the event of any conflict or ambiguity between the terms of this Agreement and terms of employment applicable to regular employees, the terms of this Agreement shall control.

2.       Duties of the Employee

The Employee shall devote substantial time, attention and energy to the affairs of the Company and/or its subsidiaries during the term of this Agreement and shall have such duties, responsibilities and authority as shall be the character and dignity appropriate and consistent with the position and title of Inventor Relations Specialist or such responsibility or authority as from time to time additionally authorized by the Board of Directors. The Employee may engage in other activities, such as activities including serving on the Board of Directors of other corporations/organizations, and/or advising other corporations/organizations in each case to the extent that such activities do not materially detract from or limit the performance of the Employee's duties under this Agreement, or inhibit in any material way the business of the Company and its subsidiaries. The Employee will engage in no activity, paid or otherwise, for a competitor of the Company so long as this Agreement is in effect. The term "competitor" shall include any individual or entity engaged in the manufacture, sale, marketing or distribution of products or product lines similar in design, composition, content or function to those products currently or in the future carried by the Company. The Employee shall perform all duties in a professional, ethical and businesslike manner.

The Employee will be based out of his current location in Lilburn Georgia. The Employee will not be required to relocate without his approval.


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3.       Compensation

The Employee will be paid compensation during this Agreement as follows:

A.) A base salary, commencing September 14, 1999 of not less than $72,000 per year, (or such greater amounts as may be approved by the Board of Directors or the Executive committee in accordance with authority given by the Board of Directors) payable in installments on a semi-monthly but not less than a monthly schedule. The Employee's base salary may be increased consistent with recommendations of the Executive Committee of the Board. At least annually the Executive Committee shall review the Employee's base salary for competitiveness and appropriateness in the industry. In no event shall the Employee's base salary be less than $72,000 on an annual basis.

B.) The Company agrees to pay a Bonus consisting of 10,000 shares of the Company's restricted Common Stock for each one million dollars ($1 million) of net sales, defined as Gross Sales less: discounts, returns and allowances of products sourced by the Employee or through Product Sourcing, Ltd with his involvement. This bonus is capped at a maximum of 200,000 shares per year. These shares will be calculated quarterly and delivered to the Employee within 30 days following the end of each quarter.

C.) The Employee may choose once each year of this Agreement to convert one-third of his annual salary to stock or stock options, the purchase price shall be the lower of the average price of the NBM stock during the last twelve months or the current market price as of the date the Employee chooses to exercise such option.

D.) In addition to the other payments referred to in this Agreement, the Company agrees to award to the Employee as of the effective date of this Agreement, a signing bonus of 300,000 shares of the Company's restricted common stock. These shares shall be delivered to the Employee within 45 days of the execution date of this agreement subject to the Employee's successful completion of his 30-day new hire probationary period.

E.) The Restricted shares issued to the Employee will be subject to piggyback registration rights as described below and any restrictions that may be imposed by current or future SEC rules and regulations.

The shares referred to in this Section 3 are being issued pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and Rule 506 of Regulation D promulgated thereunder ("Rule 506") or other applicable provisions. The shares shall be Rule 144 restricted shares. After issuance of the shares, at any time that National Boston proposes to file a National Boston registration statement (except Form 10, Form 10-SB or Form S-8) under the Act (the "Registration Statement") either for its own account or for the account of a stockholder, National Boston shall give the Employee written notice of its intention to do so and of the intended method of sale (the "Registration Notice") within a reasonable time prior to the anticipated filing date of National Boston's Registration Statement. The Employee may request inclusion of any restricted shares in such Registration Statement by delivering to National Boston, within ten business days after receipt


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of the Registration  Notice,  a written notice (the "Piggyback  Notice") stating the number of restricted shares proposed to be included and that such shares are to be included in any underwriting only on the same terms and conditions as the shares of common stock otherwise being sold through underwriters under such Registration Statement. National Boston shall use its best efforts to cause all restricted shares specified in the Piggyback Notice to be included in the Registration Statement and any related offering, all to the extent requisite to permit the sale by the Employee of its restricted shares in accordance with the method of sale applicable to the other shares of common stock included in such Registration Statement. The Employee shall pay its pro rata portion of the costs of such registration based on the number of shares to be sold. The Employee shall have only one right to participate in a Registration Statement, and if it does not include all of its restricted shares in such registration, National Boston shall have no further obligation to the Employee to facilitate the registration of the remaining shares.


4.       Benefits

A.) Holidays: The Employee will be entitled to at least nine (9) paid holidays each calendar year and twelve (12) personal days. The Company will notify the Employee on or about the beginning of each calendar year with respect to the holiday schedule for the coming year. Personal holidays, if any, will be scheduled in advance subject to the requirements of the Company. Such holidays must be taken during the calendar year and unused days shall not carry forward into the next year.

B.)      Vacation: The Employee shall be  entitled to two (2) weeks or  fourteen
(14) paid vacation days per year effective as of the date of the Agreement.

C.) Sick Leave: The Employee shall be entitled to sick leave and emergency leave according to the regular policies and procedures of the Company. Additional sick leave or emergency leave over and above paid leave provided by the Company, if any, shall be granted at the discretion of the Executive Committee of the Board of Directors.

D.) Medical and Group Life Insurance: Company agrees to include Employee and his family members in the group medical and hospital plan of the Company and provide group life insurance at no charge to the Employee, in the amount of not less than $150,000 during the term of this Agreement. Employee shall be responsible for any state or federal tax imposed upon these benefits.

E.)      Pension and Profit Sharing Plan:  The  Employee  shall  be  eligible to participate in any pension or profit sharing plan or other type plan adopted by the Company for the benefit of its officers and/or regular employees.

F.) Expense Reimbursement: The Employee shall be entitled to reimbursement for all reasonable expenses, including travel and entertainment incurred by the Employee in the performance of his duties. The Employee will maintain records and written receipts as required by Company policy and reasonably requested by the Board of Directors to substantiate such expenses.

5.       Termination

A. The Company shall have the right to terminate this Agreement under the following circumstances:


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         i.       Upon the death of the Employee.

         ii. Upon notice to the Employee in the event of notice of illness or other disability which has incapacitated him from performing his duties for 12 consecutive months as determined in good faith by the Board.

         iii. For good cause upon notice from the Company. Termination by the Company of the Employee for "good cause" as used in this Agreement shall be limited to mean gross negligence, misappropriation or theft of Company funds or conviction of state or federal offenses which would prevent the Employee from performance of his duties.

With respect to any termination for good cause by the Company, the specifics of the cause shall be communicated to the Employee in writing at least thirty (30) days prior to the date on which the termination is proposed to take effect. The Employee shall be given the opportunity to correct or respond to such cause.

D. If this Agreement is terminated pursuant to Section 5 (A - iii) above, Employee's rights and the Company's obligations hereunder shall forthright terminate except as expressly provided in this Agreement.

E. If this Agreement is terminated pursuant to Section 5 (A - i or ii) hereof, Employee or his estate shall be entitled to receive 100% of the Employees salary and incentives for the balance of the term of the Agreement, together with bonus and other incentives as provided for in this Agreement.

6.       Termination by Employee

The Employee shall have the right to terminate this Agreement with thirty (30) days written notice to the Company given within sixty (60) days of the occurrence of any of the following events:

A. The Company acts to materially reduce the Employee's position, title, duties, authority or responsibilities.

B. The Company acts to reduce the compensation, bonus or incentives of the Employee.

7.       Consequences of Breach by the Company

A. If this Agreement is terminated pursuant to Section 5 hereof, or if the Company shall terminate the Employee or the Employee's duties under this Agreement in any way that is a breach by the Company, the following shall apply:

B. The Employee shall receive a cash payment that is equal to the present value of the Employee's base salary hereunder for the remainder of the term, payable within 30 days of the date of such termination.

C. The Employee  shall be entitled to bonus payments and benefits as provided in
Section 3 (it being understood, however, that all such bonus payments, if made pursuant to this clause, shall be paid at the option of the Employee, in cash regardless of whether or not such payments exceed the cash limit.



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D. All stock  options  and  common  stock and  restricted  stock  granted by the
Company to the Employee under this Agreement shall accelerate and become immediately vested and exercisable.

8.       Remedies

The Company recognizes that because of the Employee's special talents, stature, and opportunities in the industry, and because of the creative nature of and compensation practices of the industry and the material impact that individual projects can have on a company's results of operations, in the event of termination by the Company hereunder or in the event of termination by the Employee before the end of the agreed term, the Company acknowledges and agrees that the provisions of this Agreement regarding further payments of base salary, bonuses and the exercisability of stock options constitute fair and reasonable provisions for the consequences of such termination, do constitute a penalty and such payments and benefits shall not be limited or reduced by amounts that the Employee might earn or be able to earn from any other employment or ventures during the remainder of the agreed term of this Agreement.

9.       Notices

Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or be certified mail, postage pre-paid, or recognized overnight delivery service;

If to the Company:
                           National Boston Medical, Inc.
                           43 Taunton Green
                           Taunton, MA  02780
                           Attn.: Daniel Hoyng, CEO

If to the Employee:
                           Michael Steinberg
                           546 Daisey Nash Drive
                           Lilburn, GA 30047

10       Final Agreement

This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

11.      Governing Law

This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

12.      Headings

Headings in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.



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13.      Binding Agreement

This Agreement shall be binding upon and inure to the benefit of the Employee, his heirs, distributees and assigns.

14.      Severability

If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

15.      Arbitration

The parties agree that they will use their best efforts to amicably resolve any dispute arising out of or relating to this Agreement. Any controversy, claim or dispute that cannot be so resolved shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association and judgement upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Any such Arbitration shall be concluded in such place as shall be mutually agreed upon by the parties. Within fifteen (15) days of the commencement of the arbitration, each party shall select one person to act as arbitrator, and the two arbitrators shall select a third arbitrator within ten (10) days of their appointment. Each party shall bear its own costs and expenses and an equal share of the arbitrator's expenses and administrative fees of arbitration.

16.      Protection of the Company's Interests

During the term of this Agreement, the Employee shall not directly or indirectly engage in competition with the Company. At no time shall the Employee divulge, furnish, or make accessible to any person any information of a confidential or proprietary nature obtained by him while in the employ of the Company except as necessary in the performance of his duties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


/s/ Michael Steinberg
---------------------------
Michael Steinberg
Employee's Signature and Acceptance


/s/ Barry P.  McFarland
------------------------------
Barry P. McFarland
CFO
National Boston Medical, Inc.